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                                                                    EXHIBIT 21.1



SUBSIDIARIES OF FINLAY ENTERPRISES, INC.                            JURISDICTION
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Finlay Fine Jewelry Corporation                                     Delaware
Finlay Jewelry, Inc.                                                Delaware
Finlay Merchandising & Buying, Inc.                                 Delaware
Sonab Holdings, Inc.                                                Delaware
Sonab International, Inc.                                           Delaware
Societe Nouvelle D'Achat de Bijouterie - S.O.N.A.B.                 France
eFinlay, Inc.                                                       Delaware